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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 18, 1997
                                                          --------------



                    Resource Bancshares Mortgage Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        000-21786                     57-0962375
--------------------------------------------------------------------------------
 (State or other                   (Commission                   (IRS Employer
   jurisdiction                    File Number)                  Identification
of incorporation)                                                    Number)


          7909 Parklane Road, Columbia, South Carolina      29223
         ---------------------------------------------------------
         (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code: (803) 741-3000


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ITEM 5.  OTHER EVENTS.

         On April 18, 1997 Resource Bancshares Mortgage Group, Inc. ("RBMG") entered into (i) a definitive merger agreement with Walsh Holding Co., Inc. ("Walsh") and (ii) a definitive merger agreement with Resource Bancshares Corporation ("RBC").

         Walsh, through its primary operating subsidiary, Walsh Securities, Inc., specializes in the origination, purchase, sale and securitization of subprime residential mortgage loans. Walsh originated and purchased approximately $660 million of nonconforming loans during 1996 and approximately $250 million of nonconforming loans during the three months ended March 31, 1997.

         RBC was the founder of RBMG and owns approximately 7.4 million, or 38%, of RBMG's common stock, par value of $.01 per share ("Common Stock"), outstanding. In addition, RBC has commercial real estate mortgage banking and small-ticket equipment leasing operations. RBC's commercial real estate loan production for 1996 was approximately $510 million and its commercial servicing portfolio was approximately $2.3 billion at December 31, 1996. RBC originated approximately $60 million of lease receivables during 1996 and serviced approximately $80 million of lease receivables at December 31, 1996.

         The mergers with RBC and Walsh are structured to qualify as tax-free reorganizations and are subject to shareholder and regulatory approvals. In the merger with Walsh, which is structured to be accounted for as a pooling-of-interests, RBMG will issue approximately 21.4 million shares of Common Stock. In the merger with RBC, which will be accounted for as a "purchase" for financial reporting purposes, RBMG will issue 2 million shares of Common Stock in addition to the approximately 7.4 million shares of Common Stock currently owned by RBC. Following the two mergers, there will be approximately
43.6 million shares of RBMG Common Stock outstanding.

         In connection with the merger with Walsh, RBMG will be renamed "BCA Financial Corp." Edward J. Sebastian will continue as Chairman and Chief Executive Officer of the merged company; Robert C. Walsh will become President and will be responsible for subprime mortgage activities; David W. Johnson, Jr. will continue as Vice Chairman and Managing Director and will continue to manage the prime mortgage business; and Steven F. Herbert will continue as Senior Executive Vice President and Chief Financial Officer.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             RESOURCE BANCSHARES MORTGAGE
                                             GROUP, INC.



Date: April 21, 1997                By:      /s/ Edward J. Sebastian
                                             -----------------------------
                                             Edward J. Sebastian, Chairman
                                             and Chief Executive Officer